EXHIBIT 3.183

CERTIFICATE OF FORMATION

OF

TRC 300 DELAWARE, L.L.C.

                    1. The name of the limited liability company is TRC 300 Delaware, L.L.C.

                    2. The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 16th day of June, 1999.

/s/ John M. Bloxom, IV

John M. Bloxom, IV

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 06/16/1999
991245847 - 3057338

CERTIFICATE OF AMENDMENT
OF
TRC 300 DELAWARE, L.L.C.

                    1. The name of the limited liability company is TRC 300 Delaware, L.L.C.

                    2. The Certificate of Formation of the limited liability company is hereby amended as follows:

                    The name of the limited liability company is being amended to read: “Brandywine 300 Delaware LLC”

                    3. The Certificate of Amendment shall be effective upon filing.

                    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of TRC 300 Delaware, L.L.C. this 21st day of September, 2004.

Brandywine Midatlantic LP, its sole Member

By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:11 PM 09/22/2004
FILED 05:15 PM 09/22/2004
SRV 040686731 - 3057338 FILE